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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                        WALLACE COMPUTER SERVICES, INC.
                         (Effective as of July 1, 1998)



                                   ARTICLE I

                         OFFICES AND BOOKS AND RECORDS


     Section 1.1. Offices.

     The corporation may have such offices as the Board of Directors may from time to time designate and the business of the corporation may from time to time require.


     Section 1.2. Books and Records.

     The corporation may keep its books and records at such places as the Board of Directors may from time to time designate and the business of the corporation may from time to time require.


                                   ARTICLE II

                                  STOCKHOLDERS


     Section 2.1. Annual Meeting.

     An annual meeting of stockholders for the purpose of electing directors and the transaction of any other proper business shall be held each year on such date and at such time as may be fixed by the Board of Directors. If, by the tenth day preceding the first Wednesday in November of any year, the Board of Directors shall not have fixed a date and time for an annual meeting of stockholders for such year, the annual meeting shall be held on the first Wednesday in November in such year at the hour of 10:00 a.m. in the place where such meeting is to be held. If the date so fixed for the annual meeting shall be a legal holiday in the place where such meeting is to be held, such meeting shall be held on the next succeeding business day.





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     Section 2.2. Special Meetings.

     Special meetings of stockholders may be called at any time by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. *


     Section 2.3. Place of Meeting.

     The Board of Directors may designate the place of meeting for any meeting of stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal business office of the corporation.


     Section 2.4. Notice of Meeting.

     Written or printed notice stating the place, day and hour of meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 days nor more than 60 days before the date of each meeting of stockholders, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation.


     Section 2.5. Fixing of Record Date.

     Except as may be provided otherwise by law:

     (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, which record date shall be not less than 10 days nor more than 60 days prior to the date of the meeting or of the payment of a dividend or other event for which such record date is being fixed.

     (b) If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or of stockholders entitled to receive payment of a dividend or other distribution, or in order to make a determination of stockholders for any other purpose, the record date for such determination of stockholders shall be (i) in the case of a meeting of stockholders, the close of business on the day next preceding the date on which notice of the meeting is given, or (ii) in the case of a dividend or other distribution, the close of business on the date on which the Board of Directors adopts the resolution declaring such dividend or other distribution, or (iii) for any other purpose, the date on which the Board of Directors adopts the resolution relating thereto.





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     (c) A determination of stockholders entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of such meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.


     Section 2.6.  Voting Lists.

     The officer who has charge of the stock transfer books of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be available at either the place where the meeting is to be held or at another place, specified in the notice of meeting, in the city where the meeting is to be held, for a period of 10 days prior to the meeting and shall be open to examination by any stockholder at any time during ordinary business hours during such 10-day period, for any purpose germane to the meeting. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to inspection by any stockholder who is present at the meeting. The original or duplicate stock transfer books shall be the only evidence as to the identity of the stockholders entitled to examine any such list or the stock transfer books of the corporation and to vote in person or by proxy at any meeting of stockholders.



     Section 2.7.  Quorum and Voting.

     Except as may be provided otherwise in the Certificate of Incorporation:

     (a) Stockholders that are present in person or represented by proxy at a meeting of stockholders and holding a majority of the outstanding shares of stock of the corporation entitled to vote on the subject matter shall constitute a quorum at the meeting, except that, when any matter is to be voted on by a class or by a series voting as a class, the shareholders that are present in person or represented by proxy at the meeting holding a majority of the outstanding shares of such class or series, shall constitute a quorum of such class or series for a vote on such matter.

     (b) In all matters other than the election of directors, the affirmative vote of stockholders holding a majority of the shares of stock of the corporation that are present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter, shall be the act of the stockholders, except that, when any matter is to be voted on by a class or by a series voting as a class, the affirmative vote of the holders of a majority of the shares of such class or series, that are present in person or represented by proxy at the meeting shall be the act of such class or series.

     (c) Directors shall be elected by a plurality of the votes cast by stockholders holding shares of stock of the corporation entitled to vote in the election of directors, that are present in person or represented by proxy at a meeting of stockholders, except that, when any directors are to be elected by a class or by a series voting as a class, the directors to be elected by such class or





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series shall be elected by a plurality of the votes cast by holders of the shares of such class or series, that are present in person or represented by proxy at the meeting.

     (d) If less than a majority of the outstanding shares of stock is represented at a meeting of stockholders, or if less than a majority of the outstanding shares of any class or series is represented at a meeting of stockholders where a matter is to be voted on by a class or by a series voting as a class, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     (e) The stockholders represented at a duly organized meeting may continue to transact business at such meeting, notwithstanding the withdrawal from the meeting of a number of stockholders leaving less than a quorum at such meeting.


     Section 2.8. Proxies.

     (a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

     (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:

           (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his signature to be affixed to such writing by any reasonable means including, but not limited to, facsimile signature.

           (2) A stockholder may execute a writing authorizing another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person or persons who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person or persons who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such a telegram, cablegram or other electronic transmission is valid, the inspectors of election or, if there are no inspectors of election, such other persons making such determination shall specify the information upon which they relied.





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     (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     (d) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

     Section 2.9. Inspectors of Election.

     (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors of election to replace any inspector of election who fails to act. If no inspector of election or alternate inspector of election is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors of election to act at the meeting. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector of election with strict impartiality and according to the best of his ability. The decision of a majority of the inspectors of election as to the results of any vote of stockholders shall be binding upon the corporation and its stockholders. Any competent person over the age of 21 may be appointed as an inspector of election.

     (b) Inspectors of election shall have the following responsibilities:

           (i) to ascertain the number of shares outstanding and the voting power of each;

           (ii) to determine the shares represented at a meeting and the validity of proxies and ballots;

           (iii) to count all votes and ballots;

           (iv) to determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

           (v) to certify their determination of the number of shares represented at the meeting and their count of all votes and ballots;

           (vi) to determine whether the meeting itself is legally constituted for the purpose of the actions to be taken by the stockholders; and






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           (vii)  to do all other acts and make all other determinations necessary or appropriate in connection with conducting the vote of stockholders and deciding the results thereof.

     (c) In carrying out their responsibilities, inspectors of election shall not have any obligation to do any of the following:

           (i) to determine the names or addresses of the stockholders entitled to vote (inspectors of election may rely on a list of stockholders as of the record date for the meeting certified by either the transfer agent or the Secretary of the corporation), or

           (ii) to determine the date of mailing of the notice of meeting or the persons to whom the notice of meeting was sent (inspectors of election may rely on a certificate of either the transfer agent or the Secretary of the corporation for such information).

     (d) In carrying out their responsibilities, inspectors of election shall have the authority, but not the obligation, to appoint or retain agents, including, but not limited to, accountants, attorneys and custodians, to assist the inspectors of election in the performance of their duties as the inspectors of election. Any such agent so appointed by any inspector of election shall be responsible only to the inspectors of election.

     (e) Inspectors of election shall be entitled to possession of all proxies and all ballots cast by stockholders or their proxies until they have determined the results of the vote of stockholders, at which time they shall deliver such proxies and ballots to the secretary of the meeting.

     (f) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors of election after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

     (g) In determining the validity and counting of proxies and ballots, the inspectors of election shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212(c)(2) of the General Corporation Law of the State of Delaware, ballots and the regular books and records of the corporation, except that the inspectors of election may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors of election consider other reliable information for the limited purpose permitted in this subsection (g), the inspectors of election shall, at the time they make their certification pursuant to subsection (b)(v) of this Section, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for their belief that such information is accurate and reliable.






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     (h) Inspectors of election shall be entitled to reimbursement from the corporation for all expenses reasonably incurred by them in connection with the discharge of their responsibilities, including the fees and expenses of any agents appointed by them. In addition, the corporation shall pay inspectors of election a fee commensurate with the services rendered and the responsibilities undertaken by them.


     Section 2.10. Stockholder Action.

     Any action required or permitted to be taken by any stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to any special rights of holders of preferred stock with respect to calling meetings of preferred stockholders, special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.*


                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1. General Powers.

     The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law, by the Certificate of Incorporation or by these by-laws.

     Section 3.2. Number, Election, Tenure and Qualifications; Stockholder Nominations; Vacancies; Removal; Resignation.

     (a) Number, Election, Tenure and Qualifications. Subject to any special rights of the holders of preferred stock to elect additional directors, the number of directors of the corporation shall be fixed from time to time by a majority of the entire Board of Directors. The directors (other than directors elected by the holders of preferred stock voting as a class or series) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with each director in each class to hold office until his successor is elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their






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election.  Directors need not be residents of the State of Delaware or stockholders of the corporation.*

     (b) Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for directors shall be given in the manner provided in
Section 3.3 of these by-laws.*

     (c) Newly Created Directorships and Vacancies. Subject to any special rights of the holders of preferred stock with respect to filling vacancies in directorships elected by preferred stockholders voting as a class, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other reason shall be filled by the affirmative vote of a majority of the remaining directors then in office, or the sole remaining director, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.*

     (d) Removal. Subject to any special rights of the holders of preferred stock with respect to the removal of directors elected by preferred stockholders voting as a class, any director may be removed from office, at any time, with or without cause, but only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.*

     (e) Resignation. Any director may resign at any time upon written notice to the corporation directed to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.*


     Section 3.3. Notification of Nominations.

     Subject to any special rights of the holders of preferred stock with respect to the nomination of directors to be elected by preferred stockholders voting as a class, nominations for the election of directors may be made by the Board of Directors, or by a nominating committee appointed by the Board of Directors, or by any stockholder entitled to vote generally in the election of directors. However, a stockholder may nominate persons for directors at a meeting of stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated for director; (b) a






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representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.*


     Section 3.4. Annual and Regular Meetings.

     An annual meeting of the Board of Directors shall be held, without any notice other than this by-law, immediately after each annual meeting of stockholders at the same place as such annual meeting of stockholders. The Board of Directors may, by resolution, fix the time and place for the holding of regular meetings without notice other than the resolution fixing the time and place for the meeting.


     Section 3.5. Special Meetings.

     Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons calling a special meeting of the Board of Directors may fix the date and place of such meeting and may fix any time within regular business hours as the time for such meeting.


     Section 3.6. Notice of Special Meetings.

     Notice of any special meeting of directors shall be given to each director by mail at his business or residence address at least 5 days prior to the meeting, or by courier, telegram or telex at his business address at least one business day prior to the meeting, or by telephone at least 12 hours prior to the meeting. If given by mail, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the director at his business or residence address. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.


     Section 3.7. Quorum; Vote Required for Action.





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     Unless otherwise provided by law or in the Certificate of Incorporation, the presence of a majority of the directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, in the Certificate of Incorporation or in these by-laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the event a quorum shall not be present at any meeting of the Board of Directors, the directors who are present may by majority vote adjourn the meeting from time to time until a quorum is present.


     Section 3.8. Committees.

     (a) The Board of Directors shall appoint the committees provided for in Sections 3.9, 3.10, and 3.11 of these by-laws and may, by resolution passed by a majority of the whole of the Board of Directors, establish and appoint other standing or temporary committees and invest such committees with such duties and powers as the Board of Directors may from time to time determine, subject to such conditions and restrictions as may be imposed by law, in the Certificate of Incorporation, or in these by-laws.

     (b) The Board of Directors may designate one or more alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event that an alternate member designated by the Board of Directors is not available to replace an absent or disqualified member, the member or members of a committee who are present at any meeting of such committee and not disqualified from voting, whether or not representing a quorum, may unanimously appoint another member of the Board of Directors to act as a member of such committee at such meeting in the place of such absent or disqualified member.

     (c) Each committee shall keep minutes of its meetings and records of its actions, shall cause the minutes of its meetings and records of its actions to be filed in the minutes books of the corporation and shall distribute copies of the minutes of its meetings and records of its actions to the Board of Directors.

     (d) Unless specified otherwise at the time of his appointment, the term of each member of each committee shall be from the date of his appointment until the next succeeding annual meeting of the Board of Directors or until his successor shall have been duly appointed, provided, however, that the Board of Directors may at any time in its sole discretion and for any reason remove any member of a committee.

     (e) Unless otherwise provided by law, in the Certificate of Incorporation, in these bylaws, or in the resolution establishing or appointing the committee, the presence of a majority of the members of a committee shall constitute a quorum for the transaction of business. Except as otherwise provided by law, in the Certificate of Incorporation, in these by-laws, or in the resolution establishing or appointing the committee, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. In the event a quorum shall not be present at any meeting of a committee, the members of the




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committee who are present may by majority vote adjourn the meeting from time to time until a quorum is present.


     Section 3.9. Executive Committee.

     (a) At each annual meeting of the Board of Directors, the Board of Directors shall, by a resolution adopted by a majority vote of the entire Board of Directors, designate and appoint from its members an Executive Committee consisting of three or more directors.

     (b) The Executive Committee shall have and may exercise, to the fullest extent permitted by law, all of the powers and authority of the Board of Directors in the management and direction of the business and affairs of the corporation and may authorize the corporate seal to be affixed to any document or instrument; provided, however, that, except as otherwise expressly authorized from time to time by the Board of Directors and as permitted by the Delaware General Corporation Law, the Executive Committee shall not have any power or authority to:

           (1) make, adopt, amend, alter or repeal any by-law;

           (2) elect or appoint any director or elect, appoint or remove any officer;

           (3) recommend or submit to the stockholders any action that requires approval of stockholders, including an amendment of the Certificate of Incorporation, the sale, lease, or exchange of all or substantially all of the corporation's property and assets, or the dissolution or the revocation of a dissolution of the corporation;

           (4) adopt an agreement of merger or consolidation under Section 251 or Section 252 of the Delaware General Corporation Law with; approve any merger or consolidation with; or approve any acquisition of the stock or the business and assets of; any party other than a subsidiary of the corporation, except that, in the case of an acquisition previously approved by the Board of Directors, the Executive Committee shall have the power and authority to modify the amount of consideration for such acquisition by an amount not in excess of 25% of the previously approved consideration or $500,000, whichever is less;

           (5) declare a dividend or authorize the issuance of any stock;

           (6) create any new committee or dissolve, alter the responsibilities of, or fill any vacancy on any existing committee appointed by the Board of Directors;

           (7) make any substantive changes in or awards under the corporation's employee benefit and compensation benefit plans;






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           (8) incur or guarantee any long-term debt (over 12 months) or incur any short-term debt in excess of $500,000 at any time outstanding; or

           (9) make any capital commitment or expenditure in excess of $500,000 that could not otherwise be made without the prior approval of the Board of Directors.

     (c) Notwithstanding the provisions of Section 3.9(b)(2) of these by-laws, in the event of the death, inability or refusal to act of the Chairman of the Board and the President, the Executive Committee may determine who shall perform the duties of the Chief Executive Officer pending the election of successors to the offices of Chairman of the Board and President.


     Section 3.10. Audit Committee.

     (a) At each annual meeting of the Board of Directors, the Board of Directors shall, by a resolution adopted by a majority vote of the entire Board of Directors, designate and appoint from its members an Audit Committee consisting of three or more directors, none of whom is an officer or employee of the corporation.

     (b) The Audit Committee shall have the powers and responsibilities set forth in the Audit Committee charter adopted by the Board of Directors on January 12, 1989, as the same may be amended, modified and supplemented from time to time by the Board of Directors.


     Section 3.11. Compensation Committee.

     (a) At each annual meeting of the Board of Directors, the Board of Directors shall, by a resolution adopted by a majority vote of the entire Board of Directors, designate and appoint from its members a Compensation Committee consisting of not less than two directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of section 162(m) of the Internal Revenue Code.

     (b) The Compensation Committee shall have the following powers and responsibilities:

           (1) To review and recommend to the Board of Directors compensation levels, bonus amounts and stock option grants of officers and key managers;

           (2) To request and review reports from the corporation's management on the scope, competence, performance, and motivation of management employees;






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           (3) To develop, review and recommend to the Board of Directors incentive, bonus, stock option and similar incentive plans or programs and retirement and welfare plans or programs for officers and key managers;

           (4) To review and recommend to the Board of Directors compensation levels of persons hired from "outside" the corporation to the positions of Corporate Officer, Divisional Officer or General Manager and all persons hired who are covered by an employment contract;

           (5) To interpret incentive, bonus, stock option and similar incentive plans; and

           (6) To develop, review and recommend to the Board of Directors changes of major benefit and perquisite programs.

     (c) Action taken by the Compensation Committee or at meetings duly called shall require the affirmative vote of at least a majority of its members.

     (d) Any action taken with regard to officer and key manager compensation levels and Plans or programs, which involve the grant or award of an equity security, including any derivative security, for which an exemption is claimed under Rule 16b-3 or section 162(m), shall be made by the Compensation Committee.

     Section 3.12. Corporate Governance and Nominating Committee.

     (a) At each annual meeting of the Board of Directors, the Board of Directors shall, by a resolution adopted by a majority vote of the entire Board of Directors, designate and appoint from its members a Corporate Governance and Nominating Committee consisting of three or more directors, none of whom is an officer or employee of the corporation.

     (b) The Corporate Governance and Nominating Committee shall have the powers and responsibilities set forth in the Corporate Governance and Nominating Committee charter adopted by the Board of Directors, as the same may be amended, modified and supplemented from time to time by the Board of Directors.


                                   ARTICLE IV

                                    OFFICERS

     Section 4.1. Number.

     The officers of the corporation shall include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents (one or more of whom may be designated as an Executive Vice President or a Senior Vice President), a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices may be held by the same person, except the offices of President and Secretary. Except for the Chairman of the Board, no officer needs to be a director of the corporation.


     Section 4.2. Election and Term of Office.

     The officers of the corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.


     Section 4.3. Resignation.

     Any officer may resign at any time upon written notice to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.


     Section 4.4. Removal.

     Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.


     Section 4.5. Vacancies.

     A vacancy in any office caused by death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.


     Section 4.6. Chairman of the Board.

     The Chairman of the Board shall be elected from the members of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of stockholders. The Chairman of the Board may sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the corporation, unless and except to the extent that any document or instrument is required by law or by the Board of Directors to be signed or countersigned by another officer of the corporation. The Chairman of the Board shall make such reports to the Board of Directors and the stockholders as the Board of Directors may from time to time request and shall perform all such other duties as are incident to his office or are properly requested by the Board of Directors.

     Section 4.7. Chief Executive Officer.






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




     The Board of Directors shall designate whether the Chairman of the Board, if one shall have been chosen, or the President shall be the Chief Executive Officer of the corporation. If a Chairman of the Board has not been chosen, or if one has been chosen but not designated as the Chief Executive Officer, then the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation, subject to the direction of the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the corporation, unless and except to the extent that any document or instrument is required by law or by the Board of Directors to be signed or countersigned by another officer of the corporation. The Chief Executive Officer shall make such reports to the Chairman of the Board, the Board of Directors and the stockholders as the Chairman of the Board or the Board of Directors may from time to time request and shall perform all such other duties as are incident to his office or are properly requested by the Chairman of the Board or the Board of Directors. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the corporation and his decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation subject only to the Board of Directors. During the absence or disability of the Chairman of the Board, the Chief Executive Officer shall have and may exercise all of the powers and shall discharge all of the duties of the Chairman of the Board.


     Section 4.8. President.

     In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, if the Chairman of the Board has been designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the corporation under the general supervision of the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the corporation, unless and except to the extent that any document or instrument is required by law or by the Board of Directors to be signed or countersigned by another officer of the corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.


     Section 4.9. Executive Vice-President, Senior Vice-President.

     Should one Vice-President be designated by the Board of Directors as Executive Vice-President (or in the event there be more than one Executive Vice-President, the Executive Vice-Presidents in the order of their election), he shall, in the absence or disability of the Chairman of the Board, the Chief Executive Officer and the President and subject to the control of the Board of Directors and the provisions of Section 3.9(c) hereof, perform the duties and exercise the powers of the President, and shall perform such other duties as shall, from time to time, be assigned to him by the Board of Directors.

     Should one Senior Vice-President be designated by the Board of Directors as Senior Vice-President (or in the event there be more than one Senior Vice-President, the Senior Vice-Presidents in the order of their election), he shall, in the absence or disability of the Chairman of the Board, the Chief Executive Officer , the President, and the Executive Vice Presidents and subject to the control of the Board of Directors and the provisions of Section 3.9(c) hereof, perform the duties and exercise the powers of the President, and shall perform such other duties as shall, from time to time, be assigned to him by the Board of Directors.


     Section 4.10. Vice-Presidents.

     Each Vice-President shall make such reports to the Chief Executive Officer, the Board of Directors and the stockholders as the Chief Executive Officer or the Board of Directors may from time to time request and shall perform all such other duties as are incident to his office or are properly requested by the Chief Executive Officer or the Board of Directors.


     Section 4.11. Secretary.

     The Secretary shall be custodian of the corporate records and of the corporate seal and shall be responsible for: (a) keeping minutes of all meetings of the Board of Directors and its committees and minutes of all meetings of stockholders in one or more books provided for that purpose; (b) ensuring that all notices are duly given to directors and stockholders in accordance with the provisions of these by-laws and as required by law; (c) ensuring that the corporate seal is properly affixed to all documents and instruments to which the corporate seal is required to be affixed; (d) ensuring that the corporation's transfer agent keeps a register of all stockholders and a record of all stock transfers; and (e) performing all such other duties as are incident to his office or are properly requested by the Chief Executive Officer or the Board of Directors.


     Section 4.12. Treasurer.

     The Treasurer shall be responsible for: (a) making appropriate arrangements for the safe keeping of all funds and securities of the corporation, (b) ensuring that proper records are maintained of all cash receipts and disbursements by the corporation, and (c) performing all such other duties as are incident to his office or are properly requested by the Chief Executive Officer or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.


     Section 4.13. Assistant Secretaries.

     During the absence or disability of the Secretary, the Assistant Secretary (or, if there is more than one Assistant Secretary, the Assistant Secretary designated by the Chief Executive Officer to assume the powers and duties of the Secretary) shall have and may exercise all of the powers and shall discharge all of the duties of the Secretary. Each Assistant Secretary shall also perform all such other duties as are incident to his office or are properly requested by the Chief Executive Officer, the Secretary or the Board of Directors.


     Section 4.14. Assistant Treasurers.

     During the absence or disability of the Treasurer, the Assistant Treasurer (or, if there is more than one Assistant Treasurer, the Assistant Treasurer designated by the Chief Executive Officer to assume the powers and duties of the Treasurer) shall have and may exercise all of the powers and shall discharge all of the duties of the Treasurer. Each Assistant Treasurer shall also perform all such other duties as are incident to his office or are properly requested by the Chief Executive Officer, the Treasurer or the Board of Directors.


     Section 4.15. Divisional Officers.

     The Chief Executive Officer and the Board of Directors may appoint divisional officers with such powers and duties as the Chief Executive Officer or the Board of Directors may from time to time assign to such divisional officers.


     Section 4.16. Compensation of Officers.

     The salaries, bonuses and other compensation of officers and divisional officers shall be determined by the Board of Directors or, if and to the extent these by-laws or the Board of Directors so authorizes or directs, by a committee of the Board of Directors or, in the case of divisional officers, the Chief Executive Officer. No officer or divisional officer shall be prevented from receiving any salary, bonus or other compensation that is determined by the Board of Directors or, if the Board of Directors so authorizes or directs, by a committee of the Board of Directors or, in the case of a divisional officer, the Chief Executive Officers, by reason of the fact that such officer or divisional officer is also a director of the corporation.


     Section 4.17. No Contractual Rights.

     No officer or divisional officer shall be deemed to have any rights or claims against the corporation or be entitled to receive any compensation or benefits by virtue of his election as an officer or appointment as a divisional officer, except to the extent provided by law, in a contract authorized or approved by the Board of Directors or, if the Board of Directors so authorizes or directs, by a committee of the Board of Directors or, in the case of a divisional officer, the Chief Executive Officer, or in a plan, program or arrangement authorized or approved by the Board of

Directors or, if the Board of Directors so authorizes or directs, by a committee of the Board of Directors.


                                   ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS


     Section 5.1. Stock Certificates.

     Certificates representing shares of stock of the corporation shall be in such form as shall be determined by the Board of Directors. Each certificate shall be signed by the Chairman of the Board, the President or a Vice-President and by the Secretary or an Assistant Secretary and sealed with the corporate seal. In the event that an officer who has signed a certificate should cease to hold the office in which he signed such certificate, such certificate may nevertheless be issued by the corporation with the same effect as if he had continued to serve in such office. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom shares of stock are issued, together with the certificate number, the number of shares and the date of issuance, shall be entered in the stock transfer records of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a mutilated certificate or a certificate that is alleged to have been lost, stolen or destroyed, a new certificate may be issued therefor upon such indemnity to the corporation and other terms and conditions as the Chief Executive Officer, the chief financial officer or the Board of Directors may prescribe. The Board of Directors may appoint an independent transfer agent or registrar, or both, for any class or series of stock of the corporation, and, in the event that the Board of Directors should appoint an independent transfer agent or registrar, or both, for any class or series of stock of the corporation, the Board of Directors may authorize the use of facsimile signatures and a facsimile corporate seal on any certificates representing shares of such class or series.


     Section 5.2. Transfer of Shares.

     The transfer of shares of stock of the corporation shall be made on the stock transfer books of the corporation by the holder of record thereof (or by his legal representative or attorney-in-fact, who shall furnish proper evidence of authority to transfer), upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand in the stock transfer records of the corporation may be deemed by the corporation to be the absolute owner thereof for all purposes.

                                   ARTICLE VI

                                 BANK ACCOUNTS

     Section 6.1. Deposits.

     Funds of the corporation shall be deposited to the credit of the corporation with such banks, trust companies and other depositories as either
(i) the Chief Executive Officer together with either the chief financial officer or the Treasurer, jointly, or (ii) the Board of Directors shall from time to time determine.


     Section 6.2. Checks and Drafts.

     Checks, drafts and other orders for the payment of money issued in the name of the corporation shall be signed by such officers, employees and agents and in such manner as shall from time to time be determined by either (i) the Board of Directors, or (ii) the Chief Executive Officer together with either the chief financial officer or the Treasurer, jointly, provided that such action shall be reported by the Secretary to the Board of Directors at the next succeeding meeting of the Board of Directors, except that such report of the Secretary shall not be required if an authorized signatory is a plant manager, plant superintendent or plant accountant and the checks, drafts and other orders for the payment of money are drawn on a local disbursement bank account that is maintained on an imprest basis.


     Section 6.3. Banking Resolutions.

     The Board of Directors shall be deemed to have approved and adopted, and the Secretary and any Assistant Secretary shall be authorized to certify the approval and adoption by the Board of Directors of, any standard form of resolutions necessary to enable the corporation to open and maintain accounts with such banks, trust companies and other depositories, and to have checks, drafts and other orders for the payment of money signed by such officers, employees and agents and in such manner as either (i) the Chief Executive Officer together with either the chief financial officer or the Treasurer, jointly, or (ii) the Board of Directors shall from time to time determine, provided that a certified copy of such resolutions shall be placed in the minute books in which proceedings of meetings of the Board of Directors are recorded, and provided further that the Board of Directors is notified of the opening of each such account, except if an authorized signatory is a plant manager, plant superintendent or plant accountant and the checks, drafts and other orders for the payment of money are drawn on a local disbursement bank account that is maintained on an imprest basis.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS


     Section 7.1. Amendment of By-laws.

     Except as otherwise provided in the Certificate of Incorporation, these by-laws may be amended or repealed at any annual meeting of stockholders (or at any special meeting of stockholders duly called and noticed for that purpose) by a majority vote of the shares of stock represented and entitled to vote at any such meeting at which a quorum is present. Except as otherwise provided by law, in the Certificate of Incorporation or in these by-laws, the Board of Directors may by a vote of a majority of the entire Board of Directors alter, amend or repeal these by-laws and adopt such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.*


     Section 7.2. Seal.

     The corporate seal shall have inscribed thereon the words "Corporate Seal" and around the margin thereof the words "Wallace Computer Services, Inc. Delaware".


     Section 7.3. Fiscal Year.

     The fiscal year of the corporation shall begin on the first day of August of each year and end on the thirty-first day of July of the following year.


     Section 7.4. Audits.

     The accounts, books and records of the corporation shall be audited promptly following the conclusion of each fiscal year by one or more disinterested certified public accountants selected by the Board of Directors and ratified by the stockholders and it shall be the duty of the Board of Directors to cause such audit to be made promptly following the conclusion of each fiscal year.


     Section 7.5. Waiver of Notice.

     Whenever any notice is required to be given to any stockholder or any director pursuant to the provisions of these by-laws, the Certificate of Incorporation, or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors need be specified in any waiver of notice of such meeting.


     Section 7.6. Issuance of Stock, Etc.

     The issuance of any stock or other voting securities of the corporation, the creation of any class or series of stock of the corporation, and the fixing and determination of the number of shares, dividends, redemption rights, conversion rights, voting rights, liquidation preferences, and other preferences and relative, participating, optional and other special rights of any class or series of stock of the corporation, and the qualifications, limitations and restrictions thereof, shall require the approval and authorization of a majority of the entire Board of Directors.


____________________________________

     * Pursuant to Section 1 of Article TENTH of the Certificate of Incorporation, Sections 2.2, 2.10, 3.2, 3.3 and 7.1 of the by-laws may not be altered, amended or repealed, and no provision inconsistent with any such by-law may be adopted, without the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.